EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransCanada PipeLines Limited

We consent to the incorporation by reference in the registration statement (No. 333-154961) on Form F-9 of the Company of our auditors' report dated February 23, 2009 (except as to Note 1 which is as of June 12, 2009) with respect to the refiled reconciliation to United States GAAP in the Form 6-K dated June 12, 2009 of the Company.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada

June 12, 2009